Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form SB-2/A (333-124745) of our report dated April 13, 2005, and to the reference to our Firm under the caption “Experts” in the Prospectus.

KAUFMAN, ROSSIN & CO.

Miami, Florida
June 3, 2005